[MASSMUTUAL LETTERHEAD APPEARS HERE]

April 25, 2007

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111

RE:    Post-Effective Amendment No. 3 to Registration Statement No. 333-114171 to Survivorship VUL GuardSM filed on Form N-6

Ladies and Gentlemen:

This opinion is furnished in connection with the filing of the Post-Effective Amendment No. 3 to Registration Statement No. 333-114171 under the Securities Act of 1933 for Massachusetts Mutual Life Insurance Company’s (“MassMutual”) Survivorship Flexible Premium Adjustable Variable Life Insurance Policies (the “Policies”). Massachusetts Mutual Life Variable Life Separate Account I issues the Policies.

As Assistant Vice President and Counsel for MassMutual, I provide legal advice to MassMutual in connection with the operation of its variable products. In such role I am familiar with the filing for the Policies. In so acting, I have made such examination of the law and examined such records and documents as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. I am of the following opinion:

RE:    Post-Effective Amendment No. 3 to Registration Statement No. 333-114171 filed on Form N-6

1.	MassMutual is a valid and subsisting corporation, organized and operated under the laws of the Commonwealth of Massachusetts and is subject to regulation by the Massachusetts Commissioner of Insurance.
2.	Massachusetts Mutual Variable Life Separate Account I is a separate account validly established and maintained by MassMutual in accordance with Massachusetts law.
3.	The Contract, when properly issued, is a legal and binding obligation of MassMutual, enforceable in accordance with its terms and applicable state and federal law.

I hereby consent to the use of this opinion as an exhibit to this Post-Effective Amendment No. 3 to Registration Statement No. 333-114171 to Survivorship VUL GuardSM.

Very truly yours,

/s/    Mary Katherine Johnson

Mary Katherine Johnson, Esq.

Assistant Vice President and Counsel

Massachusetts Mutual Life Insurance Company